NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, (I) THE OBLIGATIONS EVIDENCED BY THIS THIRD AMENDED AND RESTATED REPLACEMENT PROMISSORY NOTE ARE SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE SENIOR OBLIGATIONS (AS DEFINED IN THE SUBORDINATION AGREEMENT HEREINAFTER REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN THE SUBORDINATION AGREEMENT, DATED AS OF DECEMBER 29, 2005 (AS AMENDED, RESTATED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME, THE "SUBORDINATION AGREEMENT") IN FAVOR OF FIFTH THIRD BANK (TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, AND THE OTHER HOLDERS, IF ANY, OF THE SENIOR OBLIGATIONS IDENTIFIED THEREIN, THE "SENIOR LENDER") AND (II) THE RIGHTS OF THE HOLDER OF THIS NOTE HEREUNDER ARE SUBJECT TO THE LIMITATIONS AND PROVISIONS OF THE SUBORDINATION AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE SUBORDINATION AGREEMENT AND THE TERMS OF THIS THIRD AMENDED AND RESTATED REPLACEMENT PROMISSORY NOTE, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL GOVERN.

CECO Environmental Corp.

THIRD AMENDED AND RESTATED REPLACEMENT

PROMISSORY NOTE

$1,200,000 December 28, 2006

WHEREAS, Can-Med Technology, Inc. d/b/a Green Diamond Oil Corp., an Ontario corporation ("Green Diamond") has prior to this date advanced sums to CECO Environmental Corp. (the "Company") as evidenced by a Second Amended and Restated Replacement Promissory Note dated December 29, 2005 (the "Prior Note"), which Prior Note shall be cancelled and replaced by this Third Amended and Restated Replacement Promissory Note (the "Note").

WHEREAS, Green Diamond has agreed to amend and restate the Prior Note and replace the Prior Note with this Note to extend the maturity date and increase the interest rate under the Prior Note.

FOR VALUE RECEIVED, the undersigned, CECO Environmental Corp. (the "Company"), a Delaware corporation, hereby promises to pay to the order of Green Diamond Oil Corp. or registered assigns ("Holder"), the principal sum of ONE MILLION TWO HUNDRED THOUSAND AND NO/100 ($1,200,000.00) on the Maturity Date, as defined in Section 1 below. This Note is subordinate to certain bank financing of the Company further described herein and to a series of promissory notes in the original principal amount of $5,000,000 originally issued on December 2, 1999 and subsequently amended and restated (the "December 1999 Notes"). The principal amount of the December 1999 Notes has been increased in connection with an amendment and restatement.

1. Maturity. This Note shall be due and payable upon the earlier to occur of the following events (the "Maturity Date"): (i) July 1, 2008 or (ii) the closing (any such closing referred to as the "Closing") of a Sale Transaction. For purposes of this Note, a Sale Transaction shall mean (i) a merger, consolidation, corporate reorganization, or sale of shares of stock of the Company as a result of which there is a change in control and/or the shareholders of the Company on the date hereof ("Current Shareholders") own 50% or less of the outstanding shares of the Company on a fully-diluted basis immediately after the transaction and, including as outstanding for purposes of such calculation, any warrants, options or other instruments convertible or exchangeable into equity securities of the Company issued to persons other than the Current Shareholders in connection with the transaction or (ii) the sale of (A) fifty percent or more of the assets of the Company or (B) any subsidiary, division or line of business of the Company for total consideration in excess of $5 million.

2. Interest. Interest shall accrue on the unpaid principal balance hereof and on any interest payment that is not made when due at the simple compounded rate of twelve percent (12%) per annum. Accrued interest shall be due and payable on March 31 and September 30 of each year and on the Maturity Date. It shall not be a default hereunder and interest will not accrue on any portion of such interest payments deferred pursuant to the Subordination Agreement ("Deferred Interest") so long as the Deferred Interest is paid at the time and in the manner allowed by the Subordination Agreement (as defined herein). In the Event of Default (as defined herein), interest shall accrue on all unpaid amounts due hereunder including without limitation, interest, at the rate of fifteen percent (15%) per annum. If a judgment is entered against the Company on this Note, the amount of the judgment so entered shall bear interest at the highest rate authorized by law as of the date of the entry of the judgment.

3. Payments. Payments of both principal and interest shall be made at the Company's office in Toronto, Ontario, or such other place as the Holder hereof shall designate to the Company in writing, in lawful money of the United States of America. So long as no Event of Default has occurred in this Note, all payments hereunder shall first be applied to interest, then to principal. Upon the occurrence of an Event of Default in this Note, all payments hereunder shall first be applied to costs pursuant to Section 10.5, then to interest and the remainder to principal.

    Registered Owner. Prior to due presentation for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, and interest on, this Note and for all other purposes.

    Prepayment.

    5.1 Optional Prepayment. The Company, at its option and without any premium, may prepay in whole or in part the principal amount of this Note at any time. The Company shall, at the time of any such prepayment, pay to the holder of this Note all interest accrued and unpaid to the Prepayment Date (defined below). Notwithstanding the foregoing, once a notice of the Closing of a Sale Transaction pursuant to Section 10.4 has been sent to the Holder, the Company may not prepay this Note prior to the Closing of a Sale Transaction, or until the Sale Transaction has been formally abandoned.

    5.2 Notice of Prepayment. At least five (5) but not more than fifteen (15) days prior to the date fixed for any prepayment, written notice shall be given to the holder of this Note of the election of the Company to prepay all or a specified portion of the principal amount of the Note (the "Prepayment Notice."). The Prepayment Notice shall specify the date upon ("Prepayment Date") and the place at which, payment may be obtained and shall call upon the Holder to surrender this Note to the Company in the manner and at the place designated. On the Prepayment Date, the Holder shall surrender this Note to the Company in the manner and at the place designated in the Prepayment Notice, and thereupon prepayment shall be made to Holder and this Note shall be cancelled. In the event that less than all the principal amount of this Note is prepaid, upon surrender of this Note to the Company, the Company shall execute and deliver to Holder a new Note or Notes in principal amount equal to the unpaid principal amount of this Note.

    5.3 Cessation of Rights. From and after the Prepayment Date, unless there has been a default under the Prepayment Notice, all interest on the redeemed principal amount shall cease to accrue and all rights of Holder as a Holder of this Note shall cease with respect to the principal amount prepaid and, with respect to such amount, this Note thereafter shall not be deemed to be outstanding for any purpose whatsoever. By acceptance of this Note, Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company in order to implement the foregoing provisions of this Section.

    Subordination. The indebtedness evidenced by this Note shall at all times be wholly subordinate and junior in right of payment to all obligations of the Company under or in connection with the Credit Agreement dated December 29, 2005 ("Superior Debt") among the Company, CECO Group Inc., CECO Filters, Inc., New Bush Co., Inc., The Kirk & Blum Manufacturing Company, kbd/Technic, Inc., CECOAire, Inc., CECO Abatement Systems, Inc. and Fifth Third Bank, upon the terms and conditions contained in the Subordination Agreement, dated as of December 29, 2005 (as amended, restated, supplemented or modified from time to time, the "Subordination Agreement") in favor of Fifth Third Bank (together with its successors and assigns, and the other holders, if any, of the Senior Obligations identified therein). This Note also is subordinate to the December 1999 Notes, and no payments of principal or interest shall be made under this Note, if an Event of Default (as defined in the December 1999 Notes) is existing under any of the December 1999 Notes.

    Covenants of the Company. The Company covenants and agrees that it shall not, without the prior written approval of the Holder:

7.1 Obtain or incur any indebtedness or other monetary obligations that are senior to or on parity with this Note, other than the Superior Debt and the December 1999 Notes.

      Allow, suffer or cause to exist any lien, claim, security interest or encumbrance on the Company's property or assets, other than with respect to the Superior Debt and purchase money indebtedness incurred in the ordinary course of business.

      Enter into any arrangement or agreement involving the merger or consolidation of the Company.

      Use the proceeds from this Note other than in the ordinary course of its business for general corporate purposes including lending monies to any of its subsidiaries. The Company also covenants and agrees that it shall operate its business in the ordinary course.

    Events of Default.

8.1 Occurrences of Events of Default. Each of the following events shall constitute an "Event of Default" for purposes of this Note:

    if the Company fails to pay any amount payable, under this Note when due;

    if the Company breaches any of its representations, warranties or covenants set forth in this Note;

    the commencement of an involuntary case against the Company or its subsidiary or any of its subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointing of a receiver, liquidator, assignee, custodian, trustee or similar official of the Company or for any substantial part of the Company or one of its subsidiary's property, or ordering the winding-up or liquidation of the Company or one of its subsidiary's affairs;

    if the Company or any of its subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or similar official of the Company or its subsidiary or for any substantial part of the Company or one of its subsidiary's property, or shall make any general assignment for the benefit of creditors, or shall take any corporate action in furtherance of any of the foregoing; or

    if the Company's business shall fail, as determined in good faith by the Holder and evidenced by the Company's inability to pay its ongoing debts as such debts become due.

8.2 Acceleration Upon Event of Default. If any Event of Default shall have occurred and be continuing, for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise), the unpaid principal amount of, and the accrued interest on, this Note shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company.

    Investment Representations of the Holder. With respect to the purchase of this Note, the Holder hereby represents and warrants to the Company as follows:

9.1 Experience. The Holder has substantial experience in evaluating and investing in private transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

9.2 Status. The Holder is an "accredited investor" within the meaning of Regulation D, Section 501(a), promulgated by the Securities and Exchange Commission, and is acquiring this Note for investment for its own account, not as a nominee or agent, and not with a view to, or for resale or transfer.

9.3 Access to Data. The Holder has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and has also had an opportunity to ask questions of the Company's officers, which questions were answered to its satisfaction.

  Miscellaneous.

      Invalidity of Any Provision. If any provision or part of any provision of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note and this Note shall be construed as if such invalid, illegal or unenforceable provisions or part hereof had never been contained herein, but only to the extent of its invalidity, illegality or unenforceability.

10.2 Governing Law. The Note shall be governed in all respects by the laws of the State of Delaware, excluding its conflict of laws.

      Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally, (ii) one (1) business day after transmission by facsimile transmission with a written confirmation copy sent by first class mail, or (iii) five (5) days after mailing if mailed by first class mail, to the following addresses:

If to the Holder: Green Diamond Corp.

505 University Avenue, Suite 1400

Toronto, Ontario M5G 1X3

Canada

Attention: Phillip DeZwirek

If to the Company: CECO Environmental Corp.

3120 Forrer Street

Cincinnati, Ohio 45209

Attention: Dennis W. Blazer

10.4 Notice of a Sale Transaction. The Company shall give the Holder of this Note notice of the Closing of a Sale Transaction at least thirty (30) days prior to such Closing.

10.5 Collection. If the indebtedness represented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after the occurrence of an Event of Default, the Company agrees to pay, in addition to the outstanding principal and accrued interest payable hereon, reasonable attorneys' fees and costs incurred by the Holder, or on behalf of the Holder by a representative of the Holder.

      Successors and Assigns. The rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

      Waivers. The Company and any endorsers, sureties, guarantors, and all others who are, or may become liable for the payment hereof severally: (a) waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, (b) consent to all extensions of time, renewals, postponements of time of payment of this Note or other modifications hereof from time to time prior to or after the maturity date hereof, whether by acceleration or in due course, without notice, consent or consideration to any of the foregoing, (c) agree to any substitution, exchange, addition, or release of any of the security for the indebtedness evidenced by this Note or the addition or release of any party or person primarily or secondarily liable hereon, (d) agree that Holder shall not be required first to institute any suit, or to exhaust its remedies against the Company or any other person or party to become liable hereunder or against the security in order to enforce the payment of this Note and (e) agree that, notwithstanding the occurrence of any of the foregoing (except by the express written release by Holder of any such person), the Company shall be and remain, directly and primarily liable for all sums due under this Note.

      Time. Time is of the essence in this Note.

      Captions. The captions of sections of this Note are for convenient reference only, and shall not affect the construction or interpretation of any of the terms and provisions set forth in this Note.

      Number and Gender. Whenever used in this Note, the singular number shall include the plural, and the masculine shall include the feminine and the neuter, and vice versa.

      Remedies. All remedies of the Holder shall be cumulative and concurrent and may be pursued singly, successively, or together at the sole discretion of the Holder and may be exercised as often as occasion therefor shall arise. No act of omission or commission of the Holder, including specifically any failure to exercise any right, remedy or recourse shall be effective unless it is set forth in a written document executed by the Holder and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing as a bar to or as a waiver or release of any subsequent right, remedy, or recourse as to any subsequent event.

      No Waiver by Holder.  The acceptance by Holder of any payment under this Note which is less than the amount then due or the acceptance of any amount after the due date thereof, shall not be deemed a waiver of any right or remedy available to Holder nor nullify the prior exercise of any such right or remedy by Holder. None of the terms or provisions of this Note may be waived, altered, modified or amended except by a written document executed by Holder and then only to the extent specifically recited therein. No course of dealing or conduct shall be effective waive, alter, modify or amend any of the terms or provisions hereof. The failure or delay to exercise any right or remedy available to Holder shall not constitute a waiver of the right of the Holder to exercise the same or any other right or remedy available to Holder at that time or at any subsequent time.

      Waiver of Trial by Jury. HOLDER AND BORROWER HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER TO MAKE THE LOAN EVIDENCED BY THIS NOTE.

10.14. This Note is issued, in part, in replacement of the Prior Note. The indebtedness evidenced by the Prior Note has not been paid; instead this Note is issued in substitution for the Prior Note and the unpaid indebtedness evidenced thereby continues to be outstanding and is intended to be evidenced hereby.

[signature page follows]

CECO ENVIRONMENTAL CORP.

By: /s/ Dennis W. Blazer

Dennis W. Blazer

Title: Vice President-Finance and Administration

and Chief Financial Officer

Can-Med Technology, Inc.

d/b/a Green Diamond Oil Corp.

By: /s/ Phillip DeZwirek

Its: /s/President